EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is dated as of April 13, 2010, by and among Millennium Mining LLC, a Sierra Leone Limited Liability Corporation (the “Company”), the members of the Company (the “Millennium Members”) and Dolat Ventures Inc, a Nevada corporation, with headquarters located at 545 Eighth Avenue, Suite 401, New York, New York 10018 and (“DOLV”).

RECITALS:

WHEREAS the Millennium Members are the record and beneficial owners of all of the issued and outstanding limited liability interests in the Company (the “Millennium Interests”);

WHEREAS DOLV is a publicly traded company, whose stock currently trades on the OTC Bulletin Board under the symbol “DOLV”;

WHEREAS subject to approval by the respective Board of Directors, DOLV desires to acquire 75%, or 22,500,000 Shares of the total issued and outstanding Millennium Common Stock in exchange for 30,000,000 shares of the common stock of DOLV representing approximately  52 % of the total issued and outstanding shares of DOLV (the “DOLV Shares”);

WHEREAS the Company and DOLV are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company, the Millennium Members and DOLV hereby agree as follows:

1.      Exchange of Stock.

(a)             Exchange. Upon the terms and subject to the conditions of this Agreement, the Millennium Members agrees to exchange the Millennium Interests for the DOLV Shares and DOLV agrees to issue to the Millennium Members an aggregate of 22,500,000 DOLV Shares on the Closing Date (as defined herein below). The parties intend that the share exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code on the Closing Date. Upon execution hereof by DOLV, DOLV shall deliver the shares to the Company in accordance with Section 1(c) herein below.

(b)           Closing Date.  The closing of this transaction (the “Closing”) shall take place at 10:00 a.m. Eastern Standard Time on the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below or such later date as is mutually agreed to by the Company and DOLV (the “Closing Date”). The Closing shall occur at such place as is mutually agreed to by the Company and DOLV.

(c)           Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) DOLV shall deliver to the Company  the share certificates of DOLV Shares registered in the respective names of the Millennium Members representing an aggregate of 30,000,000 DOLV Shares; and (ii) the Company shall deliver to DOLV the certificates evidencing the Millennium Interests.

2.      COMPANY AND MILLENIUM MEMBERS REPRESENTATIONS AND WARRANTIES.

The Company and Millennium Members represent and warrant that:

(a)           Investment Purpose.  The Millennium Members are acquiring the DOLV Shares for their own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

(b)           Accredited Investor Status.  Each Millennium Members is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  The Company and each Millennium Member understands that the DOLV Shares are being offered and sold to them in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that DOLV is relying in part upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of each Millennium Member to acquire such securities.

(d)           Information.  The Company has been furnished with all materials relating to the business, finances and operations of the Company and information deemed material to making an informed investment decision regarding purchase of the DOLV Shares, which have been requested by the Company. Each Millennium Member has been afforded the opportunity to ask questions of DOLV and its management. Neither such inquiries nor any other due diligence investigations conducted by the Company or its representatives shall modify, amend or affect the Company’s right to rely on DOLV’s representations and warranties contained in Section 3 below. The Company and each Millennium Member understands that an investment in the DOLV Shares involves a high degree of risk.  The Company and each Millennium Member is in a position regarding DOLV, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Company and each Millennium Member to obtain information from DOLV in order to evaluate the merits and risks of this investment. The Company and each Millennium Member has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of DOLV Shares.

(e)           Transfer or Resale.  The Company and each Millennium Member understands that: (i) the DOLV Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder; (ii)  neither DOLV nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(f)           Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and each Millennium Member and is a valid and binding agreement of the Company and each Millennium Member enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g)           Legends.  The Millennium Members each understand that the certificates representing the DOLV Shares issued by DOLV shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, GENERALLY ACCEPTABLE TO COMPANY’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and DOLV shall issue a certificate without such legend within three (3) business days to the holder of the security upon which it is stamped, if, unless otherwise required by state securities laws: (i) in connection with a sale transaction, provided the securities are registered under the 1933 Act; or (ii) in connection with a sale transaction, after such holder provides DOLV with an opinion of counsel, which opinion shall be in form, substance and scope reasonably acceptable to counsel for DOLV, to the effect that a public sale, assignment or transfer of the securities may be made without registration under the 1933 Act.

(h)           Receipt of Documents.  The Company and each Millennium Member has received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions the Company submitted to DOLV regarding an investment in DOLV; and (iv) the Company and each Millennium Member has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

3.      REPRESENTATIONS AND WARRANTIES OF DOLV.

DOLV represents and warrants as of the date hereof and as of the Closing Date to the Company and the Millennium Members that:

(a)           Organization and Qualification.  DOLV is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  DOLV is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on DOLV taken as a whole.

(b)           Authorization, Enforcement, Compliance with Other Instruments.  (i) DOLV has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements and to issue the DOLV Shares in accordance with the terms hereof and thereof; (ii) the execution and delivery of this Agreement and any related agreements by DOLV and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the DOLV Shares have been duly authorized by DOLV’s Board of Directors and no further consent or authorization is required by DOLV, its Board of Directors or its stockholders; (iii) this Agreement and any related agreements have been duly executed and delivered by DOLV; (iv) this Agreement any related agreements constitute the valid and binding obligations of DOLV enforceable against DOLV in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  DOLV knows of no reason why DOLV cannot perform any of DOLV’s obligations under this Agreement or any related agreements.

(c)           Capitalization.  The authorized capital stock of DOLV consists of 250,000,000 shares of common stock, par value $0.001 per share. DOLV has 27, 837.000 shares of common stock issued and outstanding. All of the outstanding shares of capital stock of DOLV are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No shares of DOLV’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by DOLV. As of the date of this Agreement and as except disclosed: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of DOLV, or contracts, commitments, understandings or arrangements by which DOLV is or may become bound to issue additional shares of capital stock of DOLV or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of DOLV; (ii) there are no outstanding debt securities; and (iii) there are no agreements or arrangements under DOLV is obligated to register the sale of any of its securities under the 1933 Act; and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the DOLV Shares as described in this Agreement.  The Company has furnished to the Company true and correct copies of DOLV’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and DOLV’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)           Issuance of Securities.  The issuances of the DOLV Shares are duly authorized and free from all taxes, liens and charges with respect to the issue thereof and are fully paid and nonassessable.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement and any related agreements by DOLV and the consummation by DOLV of the transactions contemplated hereby (including, without limitation, the issuance of the DOLV Shares) and thereby will not: (i) result in a violation of the Articles of Incorporation or the Bylaws; or (ii), to the best knowledge of DOLV, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which DOLV is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations)  applicable to DOLV or by which any property or asset of DOLV is bound or affected.  To the best knowledge of DOLV,  the Company is not in violation of any term of or in default under its Articles of Incorporation or Bylaws or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to DOLV. The business of DOLV is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, DOLV is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which DOLV is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, except for any required post-Closing notice filings under applicable United States federal or state securities laws, if any.

(f)             Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting DOLV, DOLV’s capital stock, wherein an unfavorable decision, ruling or finding would: (i) have a material adverse effect on the transactions contemplated hereby; (ii) adversely affect the validity or enforceability of, or the authority or ability of DOLV to perform its obligations under, this Agreement; or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of  operations of DOLV taken as a whole.

(g)             No General Solicitation.  DOLV nor any of its affiliates, nor any person acting on its, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the DOLV Shares.

(h)             Tax Status.  DOLV has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that DOLV has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of DOLV know of no basis for any such claim.

(i)             SEC Documents; Financial Statements. DOLV has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as DOLV was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. DOLv has delivered to the Company or its representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of DOLV included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of DOLV as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of DOLv to the Company which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(j)             Listing and Maintenance Requirements.  DOLV’s common stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and DOLV has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has DOLV received any notification that the SEC is contemplating terminating such registration.  DOLV has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market (as defined herein below) on which the common stock is or has been listed or quoted to the effect that DOLV is not in compliance with the listing or maintenance requirements of such Primary Market.  DOLV is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(k)             No Material Misstatement or Omission.  None of the materials provided to the Company and the Millennium Members by DOLV and none of the representation and warranties made in this Agreement include any untrue statements of material fact, and none of the representations and warranties made in this Agreement omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

4.      COVENANTS.

(a)             Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Reporting Status.  With a view to making available to the Millennium Members the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Millennium Members to sell securities of DOLV to the public without registration, and as a material inducement to the Millennium Member’s purchase of common stock, DOLV represents, warrants, and covenants to the following:

(i)           DOLV is subject to the reporting requirements of Section 13 or 15(d has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Current Reports on Form 8-K;

(c)             Fees and Expenses.  Other than as set forth herein, each of the Company and DOLV shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and any other documents relating to this transaction.

5.      CONDITIONS TO THE COMPANY’S OBLIGATION.

The obligation of the Company to deliver to DOLV the Member Interests is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)           The representations and warranties of DOLV in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time and DOLV shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by DOLV at or prior to the Closing Date.

(b)           DOLV shall have executed and delivered to the each of the Millennium Members the shares of common stock in the respective denominations as required to be delivered.

(c)           There shall not have been any change or disruption or any development involving a prospective change or disruption in the financial or capital markets the effect of which is, in the Company’s sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the transaction.

(d)           There shall have been no change which the Company, in its sole and absolute discretion, deems to be materially adverse in respect of the business, results of operations, condition (financial or otherwise), value, prospects, liabilities or assets of DOLV.

(e)           The completion of satisfactory legal, accounting and financial due diligence; which shall include current income proved out on existing wells and financials on DOLV.

(f)           DOLV has not defaulted in any material contracts and there is no material litigation, as determined by the Company as of the Closing Date.

6.      CONDITIONS TO DOLV’S OBLIGATIONS.

The obligation of DOLV to deliver to DOLV the shares of common stock is subject to the satisfaction of each of the following conditions, provided that these conditions are for DOLV’s sole benefit and may be waived by DOLV at any time in its sole discretion:

(a)           The Company and each Millennium Member shall have executed this Agreement and delivered the same to DOLV.

(b)           The Company and each Millennium Member shall have delivered to DOLV the Member Interests.

(c)           The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d)           The Company and each of the Millennium Members shall have executed such other documents as are reasonably required by DOLV.

7.      INDEMNIFICATION.

(a)           In consideration of the Company’s execution and delivery of this Agreement and of the Member Interests and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless DOLV and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “DOLV Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any DOLV Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the DOLV Indemnitees or any of them as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any cause of action, suit or claim brought or made against such Buyer Indemnitee by a third party and arising out of or resulting from a material misrepresentations by the Company under this Agreement or due to a material breach by the Company of its obligations under the Agreement and the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)           In consideration of DOLV’s execution and delivery of this Agreement and in addition to all of DOLV’s other obligations under this Agreement, DOLV shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by DOLV in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by DOLV; (ii) any breach of any covenant, agreement or obligation of DOLV contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by DOLV; or (iii) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate instrument, document or agreement executed pursuant hereto by any of the Company Indemnities.  To the extent that the foregoing undertaking by DOLV may be unenforceable for any reason, DOLV shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

8.      GOVERNING LAW: MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sit in connection with any dispute arising under this Agreement and the other Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between DOLV and the Company, their affiliates and persons acting on their behalf with respect to this transaction and the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor DOLV makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)           Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (A) upon receipt, when delivered personally; (B) upon confirmation of receipt, when sent by facsimile; (C) three (3) days after being sent by U.S. certified mail, return receipt requested, or (D) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Millennium Mining LLC 12701 Cumpston Street Valley Village, CA 91697 Attention: Mr. Dovid Hauck

With a copy to:	Cherno Bas 16 Wilberforce Road Freetown, Sierra Leone Telephone 011 (232) 78478908

If to DOLV:	Dolat Ventures Inc 545 Eighth Ave, Suite 401 New York, New York 10018 TEL 212-502-6657 FAX 212-501-2077
Attention: Dovid Hauck, President

With Copy to:	Diane A. Dalmy Attorney at Law 8965 W. Cornell Place Lakewood, Colorado 80227 Telephone: (303) 985-9324 Facsimile: (303) 988-6954

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Survival.  Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Publicity.  The Company and DOLV shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of DOLV, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult DOLV in connection with any such press release or other public disclosure prior to its release and DOLV shall be provided with a copy thereof upon release thereof).

(k)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.  Furthermore, the Company agrees to execute such other documents as are reasonably required by the Buyer and it shall be deemed a default of this Agreement if the Company fails to execute any such additional document within two (2) business days of the date of request by DOLV.

(l)           Termination.  In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company’s or DOLV’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 8(l), the Company shall remain obligated to pay DOLV for the legal and documentation review fee described in Section 4(f) above.

(m)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)           Recitals.  The Recitals herein above are hereby incorporated into this Agreement as if fully stated herein.

(o)           Opportunity to Hire Counsel; Role of Diane A. Dalmy.  The Company expressly acknowledges that they have been advised and have been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby and thereby.  The Company further acknowledges that the law firm of Diane A. Dalmy did not provide them with any legal advice with respect to the transactions contemplated by this Agreement.  The Company further acknowledges that the law firm of Diane A. Dalmy has solely represented DOLV in connection with this Agreement and the transactions contemplated hereby and thereby and no other person.

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IN WITNESS WHEREOF, DOLV and the Company have caused this Share Exchange Agreement to be duly executed as of the date first written above.

COMPANY:
Millennium Mining LLC

By:
Name: Shmuel Dovid Hauck
Title: President

BUYER:
Dolat Ventures Inc.
By: Shmuel Dovid Hauck
Its: President

By:
Name: Shmuel Dovid Hauck
Title: President, Director